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                                                                   EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 15, 1998, except for Notes 8 and 19 as to which the dates are January 19, 1998 and March 5, 1998, respectively, on our audits of the consolidated financial statements of Alabama National BanCorporation as of December 31, 1997 and 1996, and for each of the two years in the period ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP


Birmingham, Alabama
January 5, 1999